Exhibit 99.1

SemGroup Corporation Reports Second Quarter 2016 Results

Tulsa, OK - August 4, 2016 - SemGroup® Corporation (NYSE: SEMG) today announced its second quarter 2016 financial results.

SemGroup reported second quarter 2016 revenues of $287.4 million with net income attributable to SemGroup of $8.0 million, or $0.18 per diluted share. This compares with first quarter 2016 revenues of $314.9 million with a net loss attributable to SemGroup of $(15.3) million, or $(0.35) per diluted share. Second quarter 2015 revenues totaled $377.2 million with net income attributable to SemGroup of $23.3 million, or $0.53 per diluted share.

SemGroup's second quarter 2016 Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) was $67.6 million, down approximately 13% from $77.7 million in first quarter 2016 and 16% from $80.0 million in second quarter 2015. Adjusted EBITDA is a non-GAAP measure and is reconciled to net income below.

"SemGroup’s second quarter reflected anticipated volume declines in several of our segments and the loss of distributions from our sale of a non-core investment. Despite the continued weakness in commodity prices, our business model continues to endure as we reposition for future growth," said Carlin Conner, president and chief executive officer of SemGroup. "As part of this growth strategy, we completed a significant equity offering in the second quarter and advanced our pending acquisition of Rose Rock Midstream. Additionally, we now have our key construction permits on our largest investment, the Maurepas Pipeline, a fully contracted project to serve investment-grade refining operations on the Gulf Coast for decades to come."

Recent Developments
In July, SemGroup received key permits needed for constructing the Maurepas Pipeline in Louisiana. Construction on the pipeline has begun on all fronts. However, due to delays in receiving these key permits, the project's completion has been extended into early 2017.

In June, SemGroup completed a common stock equity offering consisting of 8.6 million shares of its Class A common stock at an offering price of $27.00 per share. The company expects this raise in equity will further strengthen its balance sheet and provide more capital to pursue strategic growth plans, including organic projects as well as potential strategic acquisitions.

In May, the company announced an agreement to acquire all of the outstanding common units of its MLP, Rose Rock Midstream L.P., in an all stock-for-unit transaction. In connection with the transaction, SemGroup filed a registration statement on Form S-4 with the U.S. Securities and Exchange Commission on July 14. It is expected to close later this year. The transaction is designed to simplify SemGroup's corporate capital structure and deliver several important benefits to shareholders including an enhanced credit profile, dividend coverage and future dividend growth rate beyond 2016.

Second Quarter 2016 Dividend
The SemGroup board of directors declared a quarterly cash dividend to common shareholders of $0.45 per share, resulting in an annualized dividend of $1.80 per share. This represents an increase of approximately 7% over the dividend of $0.42 per share with respect to the second quarter of 2015. The dividend will be paid on August 25, 2016 to all common shareholders of record on August 15, 2016.

2016 Guidance

Exhibit 99.1

SemGroup reaffirms 2016 consolidated Adjusted EBITDA guidance of between $270 and $320 million. Due primarily to the company's recent sale of NGL Energy limited partner units, the company expects to come in below the midpoint of its guidance range. SemGroup is also on track to deploy approximately $455 million in capital investments in 2016. The company expects to maintain its current dividend of $0.45 per share until the closing of the previously mentioned Rose Rock Midstream merger transaction.

Earnings Conference Call
SemGroup will host a joint conference call with Rose Rock Midstream®, L.P. (NYSE: RRMS) for investors tomorrow, August 5, 2016, at 11 a.m. ET. The call can be accessed live over the telephone by dialing 1.866.652.5200, or for international callers, 1.412.317.6060. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto SemGroup's Investor Relations website at ir.semgroupcorp.com. A replay of the webcast will also be available for a year following the call at ir.semgroupcorp.com on the Calendar of Events-Past Events page. The second quarter 2016 earnings slide deck will be posted under Presentations.

About SemGroup
Based in Tulsa, OK, SemGroup® Corporation (NYSE: SEMG) is a publicly traded midstream service company providing the energy industry the means to move products from the wellhead to the wholesale marketplace. SemGroup provides diversified services for end-users and consumers of crude oil, natural gas, natural gas liquids, refined products and asphalt. Services include purchasing, selling, processing, transporting, terminalling and storing energy.

SemGroup uses its Investor Relations website and social media outlets as channels of distribution of material company information. Such information is routinely posted and accessible on our Investor Relations website at ir.semgroupcorp.com, our Twitter account and LinkedIn account.

Non-GAAP Financial Measures
SemGroup’s non-GAAP measure, Adjusted EBITDA, is not a GAAP measure and is not intended to be used in lieu of GAAP presentation of net income (loss), which is the most closely associated GAAP measure. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, adjusted for selected items that SemGroup believes impact the comparability of financial results between reporting periods. Although SemGroup presents selected items that it considers in evaluating its performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in SemGroup’s operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions and numerous other factors. These types of variances are not separately identified in this presentation.

This measure may be used periodically by management when discussing our financial results with investors and analysts and is presented as management believes it provides additional information and metrics relative to the performance of our businesses. This non-GAAP financial measure has important limitations as an analytical tool because it excludes some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider non-GAAP measures in isolation or as substitutes for analysis of our results as reported under GAAP. Management compensates for the limitations of our non-GAAP measures as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the non-GAAP measure and the most comparable GAAP measure and incorporating this knowledge into its decision-making processes. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our operating results. Because all companies do not use

Exhibit 99.1

identical calculations, our presentations of non-GAAP measures may be different from similarly titled measures of other companies, thereby diminishing their utility.

Forward-Looking Statements
All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, our anticipated annual dividend growth rate, management's plans and objectives for future operations, planned capital expenditures, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, the closing, expected timing, and benefits of the proposed transaction pursuant to which we will acquire all of the outstanding common units of our subsidiary, Rose Rock Midstream, L.P. (“Rose Rock”), not already owned by us; our ability to generate sufficient cash flow from operations to enable us to pay our debt obligations and our current and expected dividends or to fund our other liquidity needs; the ability of Rose Rock to generate sufficient cash flow from operations to provide the level of cash distributions we expect; any sustained reduction in demand for, or supply of, the petroleum products we gather, transport, process, market and store; the effect of our debt level on our future financial and operating flexibility, including our ability to obtain additional capital on terms that are favorable to us; our ability to access the debt and equity markets, which will depend on general market conditions and the credit ratings for our debt obligations and equity; the loss of, or a material nonpayment or nonperformance by, any of our key customers; the amount of cash distributions, capital requirements and performance of our investments and joint ventures; the amount of collateral required to be posted from time to time in our purchase, sale or derivative transactions; the impact of operational and developmental hazards and unforeseen interruptions; our ability to obtain new sources of supply of petroleum products; competition from other midstream energy companies; our ability to comply with the covenants contained in our credit agreements and the indentures governing our senior notes, including requirements under our credit agreements to maintain certain financial ratios; our ability to renew or replace expiring storage, transportation and related contracts; the overall forward markets for crude oil, natural gas and natural gas liquids; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; changes in currency exchange rates; weather and other natural phenomena, including climate conditions; a cyber attack involving our information systems and related infrastructure, or that of our business associates; the risks and uncertainties of doing business outside of the U.S., including political and economic instability and changes in local governmental laws, regulations and policies; costs of, or changes in, laws and regulations and our failure to comply with new or existing laws or regulations, particularly with regard to taxes, safety and protection of the environment; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; general economic, market and business conditions; as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
In connection with the proposed merger of SemGroup and Rose Rock, SemGroup filed a registration statement on Form S-4 with the Securities and Exchange Commission (the "Commission") that includes a

Exhibit 99.1

joint solicitation statement/prospectus and other relevant documents concerning the proposed transaction. YOU ARE URGED TO READ THE JOINT SOLICITATION STATEMENT/PROSPECTUS AND THE OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT SemGroup, Rose Rock AND THE PROPOSED TRANSACTION. The joint solicitation statement/prospectus and the other documents filed with the Commission may be obtained free of charge at the Commission’s website, www.sec.gov. In addition, you may obtain free copies of the joint solicitation statement/prospectus and the other documents filed by SemGroup and Rose Rock with the Commission by requesting them in writing from SemGroup Corporation, Two Warren Place, 6120 S. Yale Avenue, Suite 700, Tulsa, Oklahoma 74136-4216, Attention: Investor Relations, or by telephone at (918) 524-8100, or from Rose Rock Midstream, L.P., Two Warren Place, 6120 S. Yale Avenue, Suite 700, Tulsa, Oklahoma 74136-4216, Attention: Investor Relations, or by telephone at (918) 524-7700.

SemGroup and Rose Rock and their respective directors and executive officers may be deemed under the rules of the Commission to be participants (as defined in Schedule 14A under the Exchange Act) in respect of the proposed transaction. Information about SemGroup’s directors and executive officers and their ownership of SemGroup common stock is set forth in SemGroup’s proxy statement on Schedule 14A filed on April 13, 2016 with the Commission. Information about the directors and executive officers and their ownership of RRMS common units representing limited partnership interests is set forth in Rose Rock’s Annual Report on Form 10-K for the year ended December 31, 2015 filed on February 26, 2016  with the Commission. Information regarding the identity of the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, is contained in the joint solicitation statement/prospectus and other materials filed by SemGroup with the Commission, as amended from time to time. Stockholders may obtain additional information about the interests of the directors and executive officers in the proposed transaction by reading the joint solicitation statement/prospectus.

Contacts:
Investor Relations:
Alisa Perkins
918-524-8081
investor.relations@semgroupcorp.com

Media:
Kiley Roberson
918-524-8594
kroberson@semgroupcorp.com

Exhibit 99.1

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current assets	$765,603	$480,381
Property, plant and equipment, net	1,648,962	1,566,821
Goodwill and other intangible assets	191,315	210,255
Equity method investments	446,938	551,078
Other noncurrent assets, net	44,156	45,374
Total assets	$3,096,974	$2,853,909
LIABILITIES AND OWNERS' EQUITY
Current liabilities:
Current portion of long-term debt	$25	$31
Other current liabilities	443,938	376,996
Total current liabilities	443,963	377,027
Long-term debt, excluding current portion	1,070,363	1,057,816
Other noncurrent liabilities	207,320	222,710
Total liabilities	1,721,646	1,657,553
Total owners' equity	1,375,328	1,196,356
Total liabilities and owners' equity	$3,096,974	$2,853,909

Exhibit 99.1

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2016	2015	2016	2016	2015
Revenues	$287,377	$377,226	$314,851	$602,228	$675,536
Expenses:
Costs of products sold, exclusive of depreciation and amortization shown below	176,842	244,158	196,947	373,789	436,230
Operating	54,707	60,800	50,192	104,899	113,890
General and administrative	20,775	22,917	21,060	41,835	55,227
Depreciation and amortization	25,048	24,674	24,047	49,095	48,408
Loss on disposal or impairment, net	1,685	1,372	13,307	14,992	2,430
Total expenses	279,057	353,921	305,553	584,610	656,185
Earnings from equity method investments	17,078	23,903	23,071	40,149	44,462
Gain (loss) on issuance of common units by equity method investee	—	5,897	(41)	(41)	5,897
Operating income	25,398	53,105	32,328	57,726	69,710
Other expenses, net	10,807	9,809	59,981	70,788	15,896
Income (loss) from continuing operations before income taxes	14,591	43,296	(27,653)	(13,062)	53,814
Income tax expense (benefit)	4,658	14,861	(21,407)	(16,749)	19,603
Income (loss) from continuing operations	9,933	28,435	(6,246)	3,687	34,211
Loss from discontinued operations, net of income taxes	(2)	(2)	(2)	(4)	(2)
Net income (loss)	9,931	28,433	(6,248)	3,683	34,209
Less: net income attributable to noncontrolling interests	1,922	5,136	9,020	10,942	9,446
Net income (loss) attributable to SemGroup Corporation	$8,009	$23,297	$(15,268)	$(7,259)	$24,763
Net income (loss) attributable to SemGroup Corporation	$8,009	$23,297	$(15,268)	$(7,259)	$24,763
Other comprehensive income (loss), net of income taxes	6,591	5,520	(4,109)	2,482	(3,540)
Comprehensive income (loss) attributable to SemGroup Corporation	$14,600	$28,817	$(19,377)	$(4,777)	$21,223
Net income (loss) per common share:
Basic	$0.18	$0.53	$(0.35)	$(0.16)	$0.57
Diluted	$0.18	$0.53	$(0.35)	$(0.16)	$0.56
Weighted average shares (thousands):
Basic	45,236	43,798	43,870	44,553	43,758
Diluted	45,647	44,013	43,870	44,553	43,975

Exhibit 99.1

Reconciliation of net income to Adjusted EBITDA:
(in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2016	2015	2016	2016	2015
Net income (loss)	$9,931	$28,433	$(6,248)	$3,683	$34,209
Add: Interest expense	18,875	16,822	18,935	37,810	31,413
Add: Income tax expense (benefit)	4,658	14,861	(21,407)	(16,749)	19,603
Add: Depreciation and amortization expense	25,048	24,674	24,047	49,095	48,408
EBITDA	58,512	84,790	15,327	73,839	133,633
Selected Non-Cash Items and Other Items Impacting Comparability	9,121	(4,764)	62,340	71,461	16,375
Adjusted EBITDA	$67,633	$80,026	$77,667	$145,300	$150,008
Selected Non-Cash Items and
Other Items Impacting Comparability
(in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2016	2015	2016	2016	2015
Loss on disposal or impairment, net	$1,685	$1,372	$13,307	$14,992	$2,430
Loss from discontinued operations, net of income taxes	2	2	2	4	2
Foreign currency transaction loss (gain)	1,543	(295)	1,469	3,012	(814)
Remove NGL equity earnings including gain on issuance of common units	—	(12,117)	(2,191)	(2,191)	(11,812)
Remove loss (gain) on impairment or sale of NGL units	(9,120)	(6,623)	39,764	30,644	(14,517)
NGL cash distribution	—	4,468	4,873	4,873	9,483
M&A transaction related costs	—	—	—	—	10,000
Inventory valuation adjustments	—	48	—	—	1,235
Employee severance and relocation expense	836	21	259	1,095	21
Unrealized loss (gain) on derivative activities	4,477	(1,415)	(4,548)	(71)	1,230
Depreciation and amortization included within equity earnings	7,138	6,346	6,539	13,677	12,722
Bankruptcy related expenses	—	2	—	—	191
Non-cash equity compensation	2,560	3,427	2,866	5,426	6,204
Selected Non-Cash Items and Other Items Impacting Comparability	$9,121	$(4,764)	$62,340	$71,461	$16,375

Exhibit 99.1

2016 Adjusted EBITDA Guidance Reconciliation(1)

(in millions, unaudited)
Mid-point
Net income	$34.0
Add: Interest expense	83.0
Add: Income tax expense	10.0
Add: Depreciation and amortization	126.0
EBITDA	$253.0
Selected Non-Cash and Other Items Impacting Comparability	42.0
Adjusted EBITDA	$295.0

Selected Non-Cash and Other Items Impacting Comparability
Depreciation and amortization included within equity earnings	$28.0
Non-cash equity compensation	14.0
Selected Non-Cash and Other Items Impacting Comparability	$42.0

(1) Adjusted EBITDA guidance is on a cash basis for equity investments in NGL Energy Partners LP and includes fully consolidated Rose Rock Midstream